As filed with the Securities and Exchange Commission on December 20, 1999
                                                    Registration No. 333-

======================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                           CALIFORNIA AMPLIFIER, INC.

        (Exact Name of Registrant as Specified in its Charter)

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         Delaware                                         95-3647070
(State of Other Jurisdiction                          (I.R.S. Employer
of Incorporation or Organization)                    Identification Number)
==========================================================================


          CALIFORNIA AMPLIFIER, INC. 1999 STOCK OPTION PLAN
                         (Full Title of the Plan)

                          MICHAEL R. FERRON
                         CORPORATE SECRETARY
                       CALIFORNIA AMPLIFIER, INC.
                         460 CALLE SAN PABLO
                     CAMARILLO, CALIFORNIA 93012
                           (805) 987-9000
  (Name, Address, including zip code, and telephone number including area code, of Agent for Service)

                           WITH A COPY TO:

                          PETER F. ZIEGLER, ESQ.
                      GIBSON, DUNN & CRUTCHER LLP
                          333 SOUTH GRAND AVENUE
                          LOS ANGELES, CA 90071
                            (213) 229-7000

===================================================================================================
                         CALCULATION OF REGISTRATION FEE
===================================================================================================

                                                                  Proposed
Title of Securities       Amount to Be    Proposed Maximum         Maximum             Amount of
to be Registered         Registered (1)   Offering Price      Aggregate Offering      Registration
                                           Per Share (2)          Price (2)              Fee (3)
---------------------------------------------------------------------------------------------------
Common stock, par
value $0.01 per share.   1,000,000        $24.4375            $24,437,500             $6,451.50
---------------------------------------------------------------------------------------------------

(1) Pursuant to Rule  416(a),  also  covers  additional  securities  that may be
    offered  as  a  result  of  stock   splits,   stock   dividends  or  similar
    transactions.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on December 15, 1999 which was $24.4375.
========================================================================

                                  INTRODUCTION

      This Registration Statement on Form S-8 is filed by California Amplifier, Inc., a Delaware corporation (the "Company" or "Registrant"), relating to 1,000,000 shares of its common stock, par value $0.01 per share (the "Common Stock"), issuable to eligible persons under the California Amplifier, Inc. 1999 Stock Option Plan (the "Plan").

                                     PART I

           INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.    PLAN INFORMATION.

      Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8

                               PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

      (i) The Company's Annual Report on Form 10-K for the fiscal year ended February 27, 1999;

      (ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 29, 1999, August 28, 1999.

      (iii)The Company's Current Reports on Forms 8-K and 8-K/A, filed with the Commission on May 3, 1999 and July 1, 1999, respectively;

      (iv) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (i) above; and

      (v) The description of the Common Stock contained in the Company's Registration Statement on Form S-1/A, filed with the Commission on March 25, 1993, including any amendment or report filed for the purpose of updating such description.

      All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

      For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Article VII of the  Registrant's  Certificate  of  Incorporation  and
Article VII of its Bylaws provide for the indemnification by the Company of each director, officer and employee of the Company to the fullest extent permitted by the Delaware General Corporation law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to ay threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or sit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      In October 1987, the Company effectively entered into, and the stockholders of the Company ratified, an indemnity agreement with William E. McKenna as a director of the Company. In August 1991, the Company entered into a separate indemnity agreement with Arthur H. Hausman. In March 1994, the Company entered into a separate indemnity agreement with Ira Coron. The purpose of the indemnity agreements is to provide the broadest possible indemnification of the persons entering into the indemnity agreement consistent with applicable law.

      Should Section 2115 of the California Corporations Code apply to the Registrant, the Registrant's ability to indemnify its directors, officers, employees and agents pursuant to the Certificate of Incorporation, the Bylaws, the Indemnity Agreements or otherwise may be further limited in accordance with the provisions of the California Corporations Code made applicable by Section 2115.

      The Company maintains an insurance policy that indemnifies directors and officers against certain liabilities under certain circumstances.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.    EXHIBITS.

      Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

EXHIBIT NO. DESCRIPTION

4.1             California Amplifier, Inc., 1999 Stock Option Plan.

4.2* Certificate of Incorporation of California Amplifier, Inc., filed as Exhibit 3.1 to the Registrant's Statement on Form S-1 (33-59702) and filed as Exhibit 3.1 to Form 10-K for the year ended February 27, 1999, and by this reference is incorporated herein and made a part hereof.

4.3* Amendment to Certificate of Incorporation of California Amplifier, Inc., filed with the Delaware Secretary of State on September 19, 1996 and filed as Exhibit 3.1.1 to Form 10-K for the year ended February 27, 1999, and by this reference is incorporated herein and made a part hereof.

4.4* By-Laws of California Amplifier, Inc., as amended and restated, filed as Exhibit 3.2 to Registrant's Form 8-K dated February 27, 1992, and by this reference is incorporated herein and made a part hereof.

5.1             Legal Opinion of Gibson, Dunn & Crutcher LLP.

23.1            Consent of Gibson, Dunn & Crutcher LLP (contained in
                Exhibit 5.1).

23.2            Consent of Arthur Andersen LLP, Independent Auditors.

24.1 Power of Attorney (contained on signature page hereto).

* Incorporated by reference.

ITEM 9.    UNDERTAKINGS.

      (1) The undersigned Registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)To include any prospectus required by section
                10(a)(3) of the Securities Act of 1933;

                     (ii) To  reflect  in the  prospectus  any  facts or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

           (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time SHALL BE DEEMED TO BE THE INITIAL BONA FIDE offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to BE THE INITIAL BONA FIDE offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California on December 20, 1999.

                                                  CALIFORNIA AMPLIFIER, INC.
                                                  By: /s/ Fred M. Sturm
                                                  Title: Chief Executive Officer
                                                    President, and Director

                          POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Fred M. Sturm and Michael R. Ferron, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional shares of common stock, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

======================================================================
SIGNATURE               TITLE                        DATE
======================================================================
/S/ IRA CORON           Chairman of the Board of     December 20, 1999
======================================================================
/S/ FRED M. STURM       Chief Executive Officer,     December 20, 1999
======================================================================
/S/ WILLIAM E. MCKENNA  Director                     December 20, 1999
=====================================================================
/S/ ARTHUR H. HAUSMAN   Director                     December 20, 1999
======================================================================
/S/ THOMAS L. RINGER    Director                     December 20, 1999
======================================================================
/S/ MICHAEL R. FERRON   Vice President, Finance,     December 20, 1999

                          INDEX TO EXHIBITS


    4.1      1999 Stock Option Plan
    5.1      Legal Opinion of Gibson, Dunn & Crutcher LLP.
    23.1     Consent of Gibson, Dunn & Crutcher LLP
    23.2     Consent of Arthur Andersen LLP, Independent
    24.1     Power of Attorney (contained on signature page